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                                  EXHIBIT 11.1
                     COMPUTATION OF WEIGHTED AVERAGE SHARES
                       OUTSTANDING AND EARNINGS PER SHARE
          (in thousands of dollars except share and per share amounts)
                                   (unaudited)

                                      BASIC

                                          SECOND QUARTER                SIX MONTHS
                                    ------------------------      ------------------------
                                       1998          1997           1998           1997
                                    ---------      ---------      ---------      ---------
Actual common shares                4,032,882      3,896,937      4,032,882      3,896,937
outstanding

Weighted average common shares         69,103         12,956         54,429         12,892
issued upon exercise of stock
options

Total weighted average shares       4,101,985      3,909,893      4,087,311      3,909,829
outstanding

Net income                         $      427     $      838     $    1,016     $    1,640
                                   ==========     ==========     ==========     ==========

Net income per share               $     0.10     $     0.21     $     0.25     $     0.42
                                   ==========     ==========     ==========     ==========

                                     DILUTED

                                         SECOND QUARTER                 SIX MONTHS
                                    ------------------------      ------------------------
                                       1998           1997           1998          1997
                                    ---------      ---------      ---------      ---------
Actual common shares                4,032,882      3,896,937      4,032,882      3,896,937
outstanding

Weighted average common shares         69,103         12,956         54,429         12,892
issued upon exercise of stock
options

Common shares issuable under          204,691         79,831        204,691         79,831
outstanding stock options

Total weighted average shares       4,306,676      3,989,724      4,292,002      3,989,660
outstanding

Net income                         $      427     $      838     $    1,016     $    1,640
                                   ==========     ==========     ==========     ==========

Net income per share               $     0.10     $     0.21     $     0.24     $     0.41
                                   ==========     ==========     ==========     ==========



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